Exhibit 10.2

Amendment

to

NONELECTIVE DEFERRED COMPENSATION AGREEMENT

THIS AGREEMENT entered into by and between Sizeler Property Investors, Inc., a Maryland corporation qualified as a real estate investment trust ("SPI"), with principal offices at 2542 Williams Boulevard, Kenner, Louisiana, and Guy M. Cheramie an individual residing in New Orleans, Louisiana ("Executive"), as of May 11, 2005.

RECITALS

A. SPI entered into a Nonelective Deferred Compensation Agreement with the Executive as of January 1, 2005 (the "Original Agreement").

B. SPI wishes to amend the Original Agreement to conform it to the Change in Control Agreement entered into by and between SPI and Executive effective as of the date of this agreement.

NOW, THEREFORE, SPI and Executive agree that the Original Agreement shall be and it is amended as follows, effective May 11, 2005:

1. The text in Section 1.2 of the Original Agreement (definition of "Adverse Circumstances") is deleted and the word "RESERVED" is substituted in its place.

2. Section 1.5 of the Original Agreement is deleted and the following new Section 1.5 is substituted in its place:

1.5 "Change in Control Agreement" shall mean the Change in Control Agreement entered into by and between SPI and Executive, effective May 11, 2005.

3. Section 4.4 of the Original Agreement is amended to read as follows:

4.4 Executive's interest in his Account shall automatically become fully vested upon the termination of Executive's employment with SPI under such circumstances and at such time as would, under the terms of Executive's Change in Control Agreement with SPI, entitle Executive to a Severance Benefit as defined in paragraph 4.2 of the Change in Control Agreement. This Section 4.4 shall apply whether or not the Change in Control Agreement remains in effect on the date of the termination of Executive's employment with SPI.

4. Section 7 of the Original Agreement ("Certain Additional Payments by SPI") is deleted and the word "RESERVED" is substituted in its place.

5. The last sentence of Section 9.1 of the Original Agreement is deleted.

6. The appendix to the Original Agreement is deleted and nothing is substituted in its place.

IN WITNESS WHEREOF, this agreement is executed as of the date first written above.

SIZELER PROPERTY INVESTORS, INC.

By /s/ Thomas A. Masilla, Jr.

Thomas A. Masilla, Jr.

President

/s/ Guy M. Cheramie

Guy M. Cheramie